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                                 EXHIBIT 10.6

                            401 NORTH BROAD STREET
                          PHILADELPHIA, PENNSYLVANIA

                              AMENDMENT TO LEASE


     This AMENDMENT TO LEASE is made as of 9th day of June, 1999, by and between Callowhill Management, Inc., a Pennsylvania corporation, successor in interest to BROAD AND NOBLE ASSOCIATES, INC. a Pennsylvania corporation, as managing agent for 440 East 62/nd/ Street Company, a Pennsylvania limited partnership, having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 and 440 East 62/nd/ Street Company, a Pennsylvania limited partnership (collectively, "Landlord") and SUNGARD RECOVERY SERVICES INC., successor in interest to SUNGARD SERVICES COMPANY having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 ("Tenant").


                                  WITNESSETH:

     A. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated April 12, 1984 for certain space on the sixth (6/th/) floor (the "Sixth Floor Lease") of that certain building located at and known as 401 North Broad Street, Philadelphia, Pennsylvania (the "Building"); and

     B. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated September 1, 1986 for certain space on the Mezzanine floor (the "Mezzanine Floor Lease") of the Building; and

     C. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated October 1989 for certain space on the seventh (7th) floor (the "Seventh Floor Lease") of the Building; and

     D. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated September 30, 1991, for certain other space on the seventh floor
(7th) floor (the "Seventh Floor First Expansion Space Lease") of the Building;
and

     E. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated November 19, 1992 for certain other space on the seventh (7th) floor (the "Seventh Floor Second Expansion Space, Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease") of the Building; and

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     F. WHEREAS, Landlord and Tenant have entered into that certain Amendment to
Lease dated November 22, 1996 for certain space on the eighth (8th) floor (the "Suite 816 Lease") of the Building; and

     G. WHEREAS, Landlord and Tenant have entered into certain Amendment to Lease dated December 23, 1996 for certain other space on the eighth (8th) floor (the "Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease") of the Building;

     H. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated as of March 1997 for certain space on the tenth (10th) floor (the "Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease") of the Building. (The Mezzanine Lease, the Sixth Floor Lease, the Seventh Floor Lease, the Seventh Floor First Expansion Space Lease and the Seventh Floor Second Expansion Space Lease, the Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease, the Suite 816 Lease, the Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease, the Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease, and the terms and conditions of this Amendment to Lease, together with all exhibits, riders, letter agreements, amendments and modifications thereto are hereinafter collectively called the Lease); and

     I. WHEREAS, Landlord and Tenant further desire to amend the Lease to provide, inter alia, additional space for Tenant on the tenth (10/th/) floor and the mezzanine floor of the Building and the removal by Landlord of asbestos in the Building, all on the terms and conditions and as more fully set forth in this Amendment to Lease.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord
(a) 16,420 square feet of space located on the tenth (10th) floor of the Building (the "Tenth Floor Third Expansion Space") as such space is more specifically shown on the tenth (10/th/) floor plan which plan is attached hereto and made a part hereof as Exhibit "A", for a term commencing June 9, 1999 (the "Tenth Floor Commencement Date") and (b) 12,360 square feet of space located on the mezzanine floor of the Building (the "Mezzanine Expansion Space") as such space is more specifically shown on the Mezzanine floor plan which is attached hereto and made a part hereof as Exhibit "B", for a term commencing January 1, 2000. The term of the lease for the Tenth Floor Third Expansion Space and the Mezzanine Expansion Space shall terminate at 11.59 p.m. eastern standard time on December 31, 2004 (the "Termination Date") unless such term is sooner terminated or is extended as provided in the Lease or by agreement of the parties hereto, their successors or assigns, all on the same terms and conditions as are contained in the Lease,
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including, without limitation, all renewal options and rights of first refusal now or hereafter set forth in the Lease except as may be specifically modified by and as specifically set forth in this Amendment to Lease. Tenant will have access to and the right to condition, improve, alter, modify, fixture, decorate and to do all things necessary or desirable as Tenant may determine to the Tenth Floor Third Expansion Space and the Mezzanine Expansion Space.

  2. (a) Commencing October 15, 1999 and thereafter until the Termination Date, Tenant shall pay to Landlord, as basic rent for the Tenth Floor Third Expansion Space, the sum of One Hundred Twenty Three Thousand One Hundred Fifty ($123,150.00) dollars annually, payable in equal monthly installments, in advance, of Ten Thousand Two Hundred Sixty Two Dollars and Fifty Cents ($10,262.50) per month.

     (b) Commencing January 1, 2000 and thereafter until the Termination Date, Tenant shall pay to Landlord, as basic rent for the Mezzanine Expansion Space, the sum of Ninety Five Thousand Seven Hundred Ninety ($95,790.00) dollars annually, payable in equal monthly installments, in advance, of Seven Thousand Nine Hundred Eighty Two Dollars and Fifty Cents (7,982.50) per month.

  3. (a) With respect to the Tenth Floor Third Expansion Space only, Paragraphs 3(b) and 3(c) of the Lease are hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Tenth Floor Third Expansion Space shall be based on the calendar year 1999. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Tenth Floor Third Expansion Space will be 1.27%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

     (b) With respect to the Mezzanine Expansion Space only, Paragraphs 3(b) and 3(c) of the Lease are hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Mezzanine Expansion Space shall be based on the calendar year 2000. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Mezzanine Expansion Space will be 96%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

  4 Notwithstanding anything contained to the contrary in any section or provision of the Lease, the Lease is hereby modified and amended for all purposes as follows:

     (a) Tenant, without the necessity of any prior consent of Landlord and without any contribution or sharing of consideration received by Tenant with Landlord, may enter into such agreements as Tenant may desire with independent third parties and customers of Tenant for the purpose of permitting the use of the Tenth Floor Third Expansion Space and any and all other space now or hereafter leased to Tenant under the Lease, as the same may be amended from time to time, for computer facility and operations centers and data processing centers with networking capacity and related office use, whether operated independently by such third party or customer or by Tenant or Tenants agents and/or managed by such customers and/or third parties and all

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activities related thereto, including, without limitation, ingress and egress to any space now or hereafter leased to Tenant pursuant to the Lease, as the same may be amended from time to time or pursuant to this Amendment to Lease, whether by segregated entrance or general entrance to any such space leased to Tenant.

          (b) Any and all rights of Landlord to recapture any space now or hereafter leased to Tenant set forth in the Lease is are hereby delete and of no further force or effect.

     5. Tenant shall have the sole and exclusive right and privilege to the use of the transformer located on the tenth (10th) floor of the Building and to feed to and from, connect and reconnect and to incorporate and integrate the transformer into the power generating system of Tenant in connection with Tenant's use and occupancy of the Premises. Tenant shall be charged at the General Service Rate for all electricity consumed through the Tenth Floor Third Expansion Space transformer. No other tenant in the Building shall have the right or privilege to use said transformer.

     6. Attached hereto as Exhibit "B" and made a part hereof is that certain letter agreement dated January 12, 1999 entered into between Landlord (the "Letter Agreement") in which, inter alia, Landlord agreed to cause the asbestos and lead in the Tenth Floor Third Expansion Space to be removed and abated (the "Tenth Floor Third Expansion Space Asbestos and Lead Removal Work") in accordance with the terms and conditions of the Letter Agreement. Pursuant to paragraph 4 of that certain Amendment to Lease dated December, 1996 ("December 1996 Amendment") between Tenant and Landlord, Tenant agreed to finance for Landlord an amount up to the sum of $2,400,000 (the "Loan") for the sole purpose of paying the actual costs of performing and installing the Repairs and Improvements to the Premises and Building, as those terms are defined in the December 1996 Amendment, all in accordance with the terms and conditions contained in the December 1996 Amendment. Tenant and Landlord agree that Tenant will permit Landlord to draw down any unadvanced portion of the Loan, up to the maximum, outstanding aggregate amount, together with all other advances drawn by Landlord under the Loan, of not more than $2,4000,000, for the purpose of performing and installing the Tenth Floor Third Expansion Space Asbestos and Lead Removal Work, all in accordance with the terms and conditions set forth in paragraph 4 of the December 1996 Amendment.

     7. The December 1996 Amendment is hereby modified for all purposes by adding the following paragraph:

     4(f). If (i) all of any part of the Premises or the Building or any interest therein, or any interest in a corporation or partnership or any other entity owning any interest in the Premises or the Building is sold, transferred or changed ("Prohibited Change") without the prior written consent of Tenant, which consent may be withheld in Tenant's sole and absolute discretion, or (ii) the lease or any part thereof of this Amendment or any part hereof shall be terminated for any reason whatsoever, whether by operation of law or otherwise, Tenant, as Tenant's option, may declare all sums outstanding, together with all interest accrued thereon, to be immediately due and payable and/or set-off against rent, base rent, additional rent and any other sum payable by Tenant under the Lease any and all sums outstanding hereunder. Such Prohibited Change shall include,
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without limitation:

     (1) changes in the equitable title or beneficial ownership of the Premises or Building, whether or not recorded, including without limitation, entering into an installment sale agreement with respect to the Premises or the Building;

     (2) voluntary or involuntary transfers of any freehold interest in the Premises or the Building, whether by operation of law or otherwise;

     (3) transfer of a beneficial interest in the Premises or Building for which a straw party is acting as nominal title holder or agent;

     (4) transfer by an installment purchaser purchasing the Premises or Building from an industrial development authority of such installment purchaser's interest in the Premises or Building;

     (5) transfer of any of the existing stock or issuance of new stock or the transfer or issuance of any other interest in a corporation, or transfer of any partnership interest in a partnership or transfer of any member or manager interest in any limited liability company, or the transfer of any interest in any other entity which is Landlord;

     (6) transfer by lease or otherwise of the Premises or Building by or to a tenant holding a leasehold interest in the Premises or the Building with an option to purchase;

     (7) transfer of any stock or of any other interest in a corporation, partnership, limited liability company or other entity which holds such leasehold interest in the Premises or the Building;

     (8) transfer or termination of a leasehold interest in the Premises or Building which leasehold interest is held by an entity in which Landlord has any interest directly or indirectly, beneficially or legally.

Landlord shall immediately give written notice to Tenant of any such Prohibited Change. As used herein, the term "transfer" shall be deemed to mean and refer to any transfer, encumbrance, sale, pledge, assignment or conveyance of the interest or item in question.

     8. Except as herein expressly modified, all of the terms, covenants, and conditions of the Lease shall remain in full force and affect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease as of the day and year first above written.
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                         MANAGING AGENT: CALLOWHILL MANAGEMENT, INC.
                         SUCCESSOR IN INTEREST TO BROAD AND NOBLE
                         ASSOCIATES, A PENNSYLVANIA CORPORATION


                              by:     /s/ Allan Stillman
                                 ----------------------------------------------
                                          Allan Stillman, President

                              attest: /s/ Barbara K. Dertaizes
                                     ------------------------------------------

                              title:      Secretary
                                    -------------------------------------------
                                                                (corporate seal)

                         LANDLORD: 440 east 62/nd/ STREET COMPANY, A
                         PENNSYLVANIA LIMITED PARTNERSHIP



                              by:     /s/ Allan Stillman
                                 ----------------------------------------------
                                          Allan Stillman, sole general partner


                         TENANT: SUNGARD SERVICES COMPANY,
                         now known as SUNGARD RECOVERY SERVICES INC.
                         a Pennsylvania corporation

                              by: /s/ Paul J. Loveland Jr.
                                 ----------------------------------------------

                              title:  Assistant Controller
                                    -------------------------------------------

                              attest: /s/ Karen K. Brunsler
                                     ------------------------------------------

                              title:  Vice President, Human Resources
                                    -------------------------------------------
                                                                (corporate seal)